UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 5, 2019

Mallinckrodt plc

(Exact name of registrant as specified in its charter)

Ireland	001-35803	98-1088325
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Lotus Park, The Causeway, Staines-Upon-Thames
Surrey TW18 3AG, United Kingdom
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:  +44 017 8463 6700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary shares, par value $0.20 per share	MNK	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Note
On November 5, 2019, Mallinckrodt International Finance S.A. and Mallinckrodt CB LLC (the “Issuers”), two wholly-owned subsidiaries of Mallinckrodt plc (the “Company” or “Mallinckrodt”), commenced (a) private offers to exchange (i) any and all of the 4.875% Senior Notes due 2020 (the “Existing 4.875% 2020 Notes”) issued by the Issuers for new 10.000% Second Lien Senior Secured Notes due 2025 to be issued by the Issuers (the “New Notes”) and (ii) the 5.750% Senior Notes due 2022, 4.750% Senior Notes due 2023, 5.625% Senior Notes due 2023 and 5.500% Senior Notes due 2025 (collectively, the “Existing Non-2020 Notes”, and together with the Existing 4.875% 2020 Notes, the “Existing Notes”) issued by the Issuers for up to $355 million of New Notes and (b) solicitations of consents from the holders of each series of Existing Notes (other than the 4.750% Senior Notes due 2023) to amend the indentures governing such series of Existing Notes to eliminate certain of the covenants, restrictive provisions, events of default and related provisions therein (the “Consent Solicitations”), in each case, upon the terms of an offering memorandum and consent solicitation statement to be distributed to certain holders of the Existing Notes (the “Offering Memorandum”).

Item 1.01.     Entry into a Material Definitive Agreement.
On November 5, 2019, Deerfield Partners, L.P., Deerfield Special Situations Fund, L.P. and Deerfield Private Design Fund IV, L.P. (the “Exchanging Holders”) entered into an exchange agreement (the “Exchange Agreement”) with the Issuers pursuant to which such Exchanging Holders agreed to exchange with the Issuers on the settlement date of the Exchange Offers, separate from such Exchange Offers, their holdings of Existing Notes (comprised of approximately $67.6 million aggregate principal amount of Existing 4.875% 2020 Notes, approximately $258.7 million aggregate principal amount of the Existing 4.750% 2023 Notes, approximately $98.5 million aggregate principal amount of the Existing 5.625% 2023 Notes and approximately $75.2 million aggregate principal amount of Existing 5.500% 2025 Notes) for approximately $227.0 million aggregate principal amount of New Notes.

Among other things, the Exchange Agreement provides that the exchange by the Exchanging Holders of Existing Notes on the settlement date of the Exchange Offers pursuant to the Exchange Agreement will not be subject to proration. The Exchanging Holders have also agreed to consent to the Proposed Amendments with respect to all of such Exchanging Holders’ Existing Notes that are the subject of the Consent Solicitations. In addition, under the Exchange Agreement, the Issuers have granted an option to the Exchanging Holders, exercisable up to five times for 60 days after the date the Exchange Offers are consummated, to exchange any Existing Notes they may acquire after the execution of the Exchange Agreement for up to $100 million aggregate principal amount of additional New Notes (provided that any such subsequently acquired Existing Non-2020 Notes may only be exchanged for up to $75 million aggregate principal amount of additional New Notes and that the aggregate principal amount of New Notes to be issued upon the exercise of each such option may not be less than the lesser of (x) $10 million and (y) the entire remaining amount available with respect to such options). Pursuant to the Exchange Agreement, the Exchanging Holders are entitled to receive in exchange for their Existing Notes exchanged in connection with the exercise of such option the same amount of New Notes that eligible holders participating in the Exchange Offers are entitled to receive in the applicable Exchange Offers for each $1,000 principal amount of Existing Notes exchanged.
The foregoing summary of the Exchange Agreement is not complete and is qualified in its entirety by reference to the Exchange Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.
Item 7.01.     Regulation FD Disclosure.
On November 5, 2019, the Company issued a press release announcing the commencement of the Exchange Offers and Consent Solicitations. The Company is furnishing the press release as Exhibit 99.1 to this Current Report on Form 8-K, and certain excerpts from the Offering Memorandum as Exhibit 99.2 to this Current Report on Form 8-K, and each such exhibit is incorporated herein by reference.
The information contained in this Item 7.01, including Exhibits 99.1 and 99.2, shall be deemed to be “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall such information be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act. The furnishing of the information in this report is not intended to, and does not, constitute a determination or admission by the Company that the information in this report is material or complete, or that investors should consider this information before making an investment decision with respect to any security of the Company.

Cautionary Statements Related to Forward-Looking Statements
Statements in this Current Report on Form 8-K that are not strictly historical, including statements regarding the terms of the proposed settlement, statements regarding the ongoing lawsuits against Mallinckrodt plc and its subsidiaries, and any other statements regarding events or developments that the company believes or anticipates will or may occur in the future, may be “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, and involve a number of risks and uncertainties.
There are a number of important factors that could cause actual events to differ materially from those suggested or indicated by such forward-looking statements and you should not place undue reliance on any such forward-looking statements. These factors include risks and uncertainties related to, among other things: general economic conditions and conditions affecting the industries in which Mallinckrodt operates; the commercial success of Mallinckrodt’s products; Mallinckrodt’s ability to realize anticipated growth, synergies and cost savings from acquisitions; conditions that could necessitate an evaluation of Mallinckrodt’s goodwill and/or intangible assets for possible impairment; changes in laws and regulations; Mallinckrodt’s ability to successfully integrate acquisitions of operations, technology, products and businesses generally and to realize anticipated growth, synergies and cost savings; Mallinckrodt’s and Mallinckrodt’s licensers’ ability to successfully develop or commercialize new products; Mallinckrodt’s and Mallinckrodt’s licensers’ ability to protect intellectual property rights; Mallinckrodt’s ability to receive procurement and production quotas granted by the U.S. Drug Enforcement Administration; customer concentration; Mallinckrodt’s reliance on certain individual products that are material to its financial performance; cost containment efforts of customers, purchasing groups, third-party payers and governmental organizations; the reimbursement practices of a small number of public or private insurers; pricing pressure on certain of Mallinckrodt’s products due to legal changes or changes in insurers’ reimbursement practices resulting from recent increased public scrutiny of healthcare and pharmaceutical costs; limited clinical trial data for Acthar Gel; complex reporting and payment obligations under healthcare rebate programs; Mallinckrodt’s ability to navigate price fluctuations; future changes to U.S. and foreign tax laws; Mallinckrodt’s ability to achieve expected benefits from restructuring activities; complex manufacturing processes; competition; product liability losses and other litigation liability; ongoing governmental investigations; material health, safety and environmental liabilities; retention of key personnel; conducting business internationally; the effectiveness of information technology infrastructure; cybersecurity and data leakage risks; Mallinckrodt’s substantial indebtedness and its ability to generate sufficient cash to reduce its indebtedness; any future actions taken with respect to the Specialty Generics business; and Mallinckrodt plc’s ability to complete the Exchange Offers, the Consent Solicitations and the transactions contemplated by the Exchange Agreement, including the expected timing of completion of the Exchange Offers and receipt of requisite consents in the Consent Solicitations.
These and other factors are identified and described in more detail in the “Risk Factors” section of Mallinckrodt’s Annual Report on Form 10-K for the fiscal year ended December 28, 2018. The forward-looking statements made herein speak only as of the date hereof and Mallinckrodt does not assume any obligation to update or revise any forward-looking statement, whether as a result of new information, future events and developments or otherwise, except as required by law.
Item 9.01    Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit
10.1	Exchange Agreement, dated as November 5, 2019 by and among Mallinckrodt International Finance S.A., Mallinckrodt CB LLC and the Exchanging Holders.
99.1	Press release of Mallinckrodt plc dated November 5, 2019.
99.2	Excerpts from the Offering Memorandum dated November 5, 2019.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MALLINCKRODT PLC
(registrant)

Date:	November 5, 2019	By:	/s/ Mark J. Casey
Mark J. Casey
Executive Vice President and Chief Legal Officer